Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Crestview Partners III GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview W1 Holdings, L.P. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
2.	Crestview W1 TE Holdings, LLC c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
3.	Crestview W1 Co-Investors, LLC c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
4.	Crestview Advisors, L.L.C. c/o Crestview Partners 590 Madison Avenue, 42nd Floor New York, NY 10022
5.	Brian P. Cassidy c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd Floor New York, NY 10022
6.	Daniel G. Kilpatrick c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd Floor New York, NY 10022
7.	Barry S. Volpert c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd Floor New York, NY 10022

Date of Event Requiring Statement: May 8, 2025

Issuer Name and Ticker or Trading Symbol: WideOpenWest, Inc. [WOW]

CRESTVIEW W1 HOLDINGS, L.P.

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW W1 TE HOLDINGS, LLC

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW W1 CO-INVESTORS, LLC

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

BRIAN P. CASSIDY

By:	/s/ Poojitha Mantha, Attorney-in-Fact

DANIEL G. KILPATRICK

By:	/s/ Poojitha Mantha, Attorney-in-Fact

BARRY S. VOLPERT

By:	/s/ Poojitha Mantha, Attorney-in-Fact

Date: May 9, 2025